Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED & RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PLA-FIT HOLDINGS, LLC

A Delaware Limited Liability Company

This FIRST AMENDMENT TO SECOND AMENDED & RESTATED LIMITED

LIABILITY COMPANY AGREEMENT (the “First Amendment”) of Pla-Fit Holdings, LLC, a Delaware limited liability company (the “Company”), is made, entered into and effective this 1st day of July, 2017 (the “Effective Date”) by Planet Fitness, Inc., a Delaware corporation (the “Managing Member”), as sole managing member of the Company.

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act by the filing of a Certificate of Formation of a limited liability company with the Secretary of State of the State of Delaware on November 5, 2012 and its members entered into that certain Limited Liability Company Agreement dated November 5, 2012 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated by that certain Amended and Restated Limited Liability Company Agreement dated November 8, 2012 (the “Amended & Restated Agreement”);

WHEREAS, the Amended & Restated Agreement was amended by that certain Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement dated April 10, 2013;

WHEREAS, the Amended & Restated Agreement was further amended by that certain Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement dated October 11, 2013;

WHEREAS, the Amended & Restated Agreement, as amended, was amended and restated by that certain Second Amended and Restated Limited Liability Company Agreement dated August 5, 2015 (the “Second Amended & Restated Agreement”);

WHEREAS, the Managing Member desires to amend the Second Amended & Restated Agreement pursuant to, and in accordance with, Section 9.5 thereof, in the manner set forth herein; and

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Managing Member hereby amends the Second Amended & Restated Agreement as follows:

1.Tax Distributions.

1.1.Section 4.4(b) of the Second Amended & Restated Agreement is hereby deleted in its entirety and replaced with the following:

(b) For purposes of this Section 4.4, the “Company’s Tax Liability” means, with respect to a taxable year (or portion thereof) beginning as of the first day of such taxable year (or portion thereof) and ending on the last day of the most recent relevant determination date, the product of (x) the cumulative excess of taxable income over taxable losses of the Company, to the extent such losses may offset such income, for such taxable year (or portion thereof), calculated without regard to (A) any gain or loss attributable to or realized in connection with a sale of all or substantially all of the assets of the Company, and (B) for clarity, any tax deductions or basis adjustments of any Member arising under Code Section 743 or (without duplication) deductions arising from the Asset Purchase, and (y) the highest combined marginal federal, state and local tax rate then applicable (including any Medicare Contribution tax on net investment income) to an individual (or, if higher, to a corporation) resident in Hampton, New Hampshire (effective July 1, 2017) (taking into account the deductibility of state and local taxes and adjusted to the extent necessary to calculate federal, state and local tax liability separately so as to take into account for purposes of calculating the assumed state and local tax component of the Company’s Tax Liability the calculation under the applicable state and local tax laws of taxable income and taxable losses and the extent to which such losses may offset such income) increased if necessary to apply alternative minimum tax rates and rules in years in which the alternative minimum tax applies (or would apply based on the assumptions stated herein) to the Company, if the Company were an individual or corporation. A final accounting for Tax Distributions shall be made for each taxable year after the taxable income or loss of the Company has been determined for such taxable year, and the Company shall promptly thereafter make supplemental Tax Distributions (or future Tax Distributions will be reduced) to reflect any difference between estimates previously used in calculating the Company’s Tax Liability and the relevant actual amounts recognized.

1.2.Section 4.4(d) of the Second Amended & Restated Agreement is hereby deleted in its entirety and replaced with the following:

(d) If, following an audit or examination, there is an adjustment that would affect the calculation of the Company’s taxable income or taxable loss for a given period or portion thereof after the date of this Agreement, or in the event that the Company files an amended tax return which has such effect, then, subject to the availability of cash and any restrictions set forth in any credit agreements or other debt documents to which the Company (or any of its Subsidiaries that are disregarded entities for U.S. federal income tax purposes) is a party, the Company shall promptly recalculate the Company’s Tax Liability for the applicable period and make additional Tax Distributions ratably among the Members in accordance with their respective number of Common Units (increased by an additional amount estimated to be sufficient to cover any interest or penalties that would be imposed on the Company if it were an individual (or, if higher, a corporation) resident in Hampton, New Hampshire) to give effect to such adjustment or amended tax return.

2.	Notice.

2.1.Section 9.6 of the Second Amended & Restated Agreement is hereby deleted in its entirety and replaced with the following:

Section 9.6 Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Member at such Member’s address shown in the Company’s books and records, or, if given to the Company, at the following address:

Pla-Fit Holdings, LLC
4 Liberty Lane West
Hampton, NH 03842
Attention:Richard L. Moore
Email:Richard.moore@pfhq.com

with a copy (which shall not constitute notice to the Company) to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention:Thomas Fraser
Email:Thomas.Fraser@ropesgray.com

Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (c) three Business Days after being deposited in the mail (first class or airmail postage prepaid).

2.2.Section 9.15 of the Second Amended & Restated Agreement is hereby deleted in its entirety and replaced with the following:

Section 9.15. Delivery by Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an email with attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

3.Binding Effect. This First Amendment is made and entered into by the Managing Member in a signed writing pursuant to, and in accordance with, Section 9.5 of the Second Amended & Restated Agreement, and the other Members of the Company are party to, and bound by, this First Amendment.

4.	Miscellaneous.

4.1.	Definitions. Unless otherwise noted, all capitalized terms herein shall have the same meanings as set forth in the Second Amended & Restated Agreement.

4.2.

Ratification. The Second Amended & Restated Agreement, as modified by this First Amendment, is hereby ratified and confirmed in all respects. No amendment, supplement or modification to this First Amendment shall be effective unless executed pursuant to Section 9.5 of the Second Amended & Restated Agreement. If there is a conflict between the terms and conditions of this First Amendment and the Second Amended & Restated Agreement, the terms and conditions of this First Amendment will control to the extent of such conflict.

4.3.

Governing Law. THIS FIRST AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS FIRST AMENDMENT TO THE LAW OF ANOTHER JURISDICTION.

4.4.

Severability. Whenever possible, each provision of this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this First Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

[Remainder of page intentionally blank, signature page follows]

IN WITNESS WHEREOF, the Managing Member has executed this First Amendment to Second Amended and Restated Limited Liability Company Agreement as of the Effective Date.

PLANET FITNESS, INC.,
SOLE MANAGING MEMBER

By: /s/ Dorvin Lively
Name:Dorvin Lively
Title:President & CFO

[Signature Page of First Amendment to Pla-Fit Holdings, LLC Second Amended and Restated Limited Liability Company Agreement]

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